<EXHIBIT>                                                          EXHIBIT 10.19
                  SUBORDINATION AGREEMENT

     THIS SUBORDINATION AGREEMENT (this "Agreement"), dated as of December 26, 1997, is by and among PCD INC., a Massachusetts corporation with a principal place of business at 2 Technology Drive, Centennial Park, Peabody, Massachusetts 01960 (the "Borrower"); EMERSON ELECTRIC CO., a Missouri corporation with a principal place of business at 8000 West Florissant, P.O. Box 4100, St. Louis, Missouri 63136 (the "Subordinated Creditor"); and FLEET NATIONAL BANK, a national banking association organized under the laws of the United States and having an office at One Federal Street, Boston, Massachusetts 02110 (hereinafter the "Agent") as Agent for itself and each of the other Lenders (collectively, with the Agent in its role as a Lender, the "Lenders", and individually, a "Lender") who now and/or hereafter become parties to the hereinafter defined Loan Agreement.

                          RECITALS.

     On December 26, 1997, the Lenders, pursuant to that certain Loan Agreement dated as of December 26, 1997 by and among the Borrower, the Agent and the Lenders (as amended and in effect from time to time, including any replacement agreement therefor, the "Loan Agreement") agreed, upon the terms and subject to the conditions contained therein, to make loans and otherwise extend credit to the Borrower in an aggregate principal amount of up to $90,000,000.

     On December 26, 1997, the Subordinated Creditor, pursuant to
(i) that certain Subordinated Debenture (as amended and in effect from time to time, including any replacement agreement therefor, the "Subordinated Debenture") and (ii) that certain Subordinated Debenture and Warrant Purchase Agreement (as amended and in effect from time to time, including any replacement agreement therefor, the "Subordinated Debenture Purchase Agreement") agreed, upon the terms and subject to the conditions contained therein, to make loans to the Borrower in an aggregate principal amount of $25,000,000.

     It is a condition precedent to the Lenders' willingness to make the Loans and otherwise extend credit to the Borrower pursuant to the Loan Agreement and the Notes that the Borrower and the Subordinated Creditor enter into this Agreement with the Agent, and, in order to induce the Lenders to make the Loans and otherwise extend credit to the Borrower pursuant to the Loan Agreement and the Notes, the Borrower and the Subordinated Creditor have agreed to enter into this Agreement with the Agent.

     NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. DEFINITIONS. Terms not otherwise defined herein have the same respective meanings given to them in the Loan Agreement.
In addition, the following terms shall have the following meanings:

     AFFILIATE. Singly and collectively, any Person who, directly or indirectly, is in control of, is controlled by, or is under common control with, any party hereto. For purposes of this definition, a Person shall be deemed to be "controlled by" a party hereto if such party, or any Person with an ownership interest in such party, possesses, directly or indirectly, power either to (i) vote 66.67% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. A charitable trust established by a party hereto (or by an Affiliate of a party hereto) shall be deemed to be an "Affiliate" as used herein.

     SENIOR DOCUMENTS. Collectively, the Loan Agreement, the Notes, the Security Documents, the other Financing Documents and any and all guaranties, documents granting security interests, mortgages and other Liens directly or indirectly guarantying or securing any of the Senior Indebtedness, and any and all other documents or instruments evidencing or further guarantying or securing directly or indirectly any of the Senior Indebtedness, whether now existing or hereafter created, as each may be amended (subject to the limitations set forth herein) from time to time.

     SENIOR INDEBTEDNESS. All Indebtedness and other Obligations of the Borrower to the Agent and/or any of the Lenders from time to time outstanding arising in connection with the Senior
Documents.

     SUBORDINATED DOCUMENTS. The Subordinated Debenture, the Subordinated Debenture Purchase Agreement and any other promissory note and any other agreement, instrument or document executed by the Borrower in favor of the Subordinated Creditor evidencing Indebtedness of the Borrower to the Subordinated Creditor, and any and all guaranties and documents granting security interests, mortgages and other Liens, if any, directly or indirectly guarantying or securing any of the Subordinated Indebtedness, and any and all other documents or instruments, if any, evidencing or further guarantying or securing directly or indirectly any of the Subordinated Indebtedness, whether now existing or hereafter created.

     SUBORDINATED INDEBTEDNESS. All Indebtedness and other obligations, whether for principal, interest, premium, fees, costs, expenses and other amounts in respect of the Subordinated Documents or any other obligations owing by the Borrower to the Subordinated Creditor, in each case, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

     2. GENERAL. The Subordinated Indebtedness and any and all of the Subordinated Documents shall be and hereby are subordinated to, and the payment thereof is deferred, until the full and final payment in cash of the Senior Indebtedness in the maximum principal amount of $90,000,000 (plus an additional amount of principal of up to $10,000,000), the interest thereon and all fees, expenses, indemnification reimbursements, indemnitees and other charges in connection therewith owing under any of the Financing Documents (including, without limitation, any and all interest accruing or out of pocket costs or expenses incurred after the date of any filing by or against the Borrower or any guarantor of the Senior Indebtedness ("Guarantor") pursuant to a Bankruptcy Proceeding (as such term is defined in

Section 7(a) hereof) regardless of whether the Agent's or any Lender's claim therefor is allowed or allowable in the case or proceeding relating thereto), whether now or hereafter incurred or owed by the Borrower and/or any Guarantor, and any obligation of the Lenders to advance funds to the Borrower pursuant to the terms of the Senior Documents has terminated. Notwithstanding the immediately preceding sentence, the Borrower shall be permitted to pay, and the Subordinated Creditor shall be permitted to receive, regularly scheduled payments of interest (and regularly scheduled payments of principal only as provided in subsection (ii) below) on the Subordinated Indebtedness so long as:

               (i) such payments of regularly scheduled interest are made not more frequently than once in any calendar quarter;

               (ii) the Borrower may apply any net cash proceeds from the sale or issuance of any class of the Borrower's or any Subsidiary's equity securities to reduce the then-outstanding balance of the Subordinated Indebtedness (including any prepayment premiums in connection therewith as provided in the Subordinated Documents);

               (iii) such payments are made only after the payment by the Borrower to the Agent, for the benefit of the Lenders, of any amounts then due and payable pursuant to the terms of the Senior Documents;

               (iv) at the time of each such payment, no Event of Default of any nature shall have occurred and be continuing with respect to the Senior Indebtedness, or under any of the Senior Documents and no Event of Default shall occur or be created as a result of such payment.

     3. LEGEND. The Subordinated Creditor covenants, represents and warrants to the Agent: (a) that the Subordinated Indebtedness is represented by the Subordinated Documents which shall bear a legend reading "This Subordinated Debenture is subject to a Subordination Agreement dated as of December 26, 1997 by and among PCD Inc., Emerson Electric Co. and Fleet National Bank, as Agent for itself and the other Lenders"; (b) that at no time hereafter will any part of the Subordinated Indebtedness be represented by any negotiable instruments or other writing, except such as comply with the provisions of (a) herein; (c) that it has not made any prior transfer, encumbrance or assignment of any part of the Subordinated Indebtedness; and
(d) that it will not further subordinate any part of the Subordinated Indebtedness except to or in favor of the Agent.

     4. ENFORCEMENT. The Subordinated Creditor will not take or omit to take any action or assert any claim with respect to the Subordinated Indebtedness or otherwise which is contrary to the provisions of this Agreement. Without limiting the foregoing, the Subordinated Creditor will not, until the Senior Indebtedness has been finally paid in full in cash, assert, collect or enforce the Subordinated Indebtedness or any part thereof, initiate, commence or join any Bankruptcy Proceeding or take any action to foreclose or realize upon the Subordinated Indebtedness or any part thereof or enforce any of the Subordinated Documents; PROVIDED, HOWEVER, that the Subordinated Creditor shall be permitted to obtain equity securities in the Borrower by the exercise of its so-called "conversion" rights as set forth in
Section 6 of the Subordinated Debenture (the "Conversion").
Until the Senior Indebtedness has been finally paid in full in cash, the Subordinated Creditor shall have no right of subrogation, reimbursement or indemnity whatsoever from any assets of the Borrower or any guarantor of or provider of collateral security for the Senior Indebtedness.

     5. PAYMENTS HELD IN TRUST. In the event that any payment or distribution, in the form of cash, collateral or otherwise (except for the equity securities in the Borrower received by the Subordinated Creditor pursuant to the Conversion), with respect to the Subordinated Indebtedness is received by the Subordinated Creditor, or the Subordinated Creditor obtains any cash or other assets of the Borrower or any Guarantor as a result of any administrative, legal or equitable actions, in any such case contrary to the terms of this Agreement, the Subordinated Creditor will hold in trust and immediately pay over to the Agent, in the same form as received, such payment or distribution, with appropriate endorsements, for application to the Senior Indebtedness and any such other assets or collateral for the Senior Indebtedness until the Senior Indebtedness has been finally paid in full.

     6. DEFENSE TO ENFORCEMENT. If the Subordinated Creditor in contravention of the terms of this Agreement, shall commence, prosecute or participate in any suit, action or proceeding against the Borrower or any Guarantor, then the Borrower or any Guarantor may interpose as a defense or plea the making of this Agreement, and the Agent may intervene and interpose such defense or plea in its name or in the name of the Borrower or any Guarantor. If the Subordinated Creditor, in contravention of the terms of this Agreement, shall attempt to collect any of the Subordinated Indebtedness or enforce any of the Subordinated Documents (other than the Conversion), then the Agent or the Borrower may, by virtue of this Agreement, restrain the enforcement thereof in the name of the Agent or in the name of the Borrower or any Guarantor.

     7.  BANKRUPTCY, ETC.

          (a) At any meeting of creditors of the Borrower or any Guarantor or in the event of any case or proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Borrower or any Guarantor or the proceeds thereof, whether such case or proceeding be for the liquidation, dissolution or winding up of the Borrower or any Guarantor or its business, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors or a proceeding by or against the Borrower or any Guarantor for relief under the federal Bankruptcy Code or any other bankruptcy, reorganization or insolvency law or any other law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition or extension or marshalling of assets or otherwise (each of the foregoing being herein called a "Bankruptcy Proceeding"), the Agent is hereby irrevocably authorized at any such meeting or in any such proceeding to receive or collect any cash or other assets of the Borrower or such Guarantor distributed, divided or applied by way of dividend or payment, or any securities issued on account of any Subordinated Indebtedness (other than equity securities of the Borrower received by the Subordinated Creditor pursuant to the Conversion), and apply such cash to or to hold such other assets or securities as collateral for the Senior

Indebtedness, and to apply to the Senior Indebtedness any cash proceeds of any realization upon such other assets or securities that the Agent in its discretion elects to effect, until all of the Senior Indebtedness shall have been finally paid in full in cash, rendering to the Subordinated Creditor any surplus to which the Subordinated Creditor is then entitled; provided, however, that the Agent shall provide the Subordinated Creditor with a reasonably detailed written accounting of such cash or other assets received or collected on account of the Subordinated Indebtedness by the Agent and the application by the Agent thereof.

          (b) The Subordinated Creditor covenants and agrees with the Agent that the Subordinated Creditor shall not, to the extent prohibited by Section 4 hereof, commence or join with any other creditor or creditors of the Borrower or any Guarantor in commencing any Bankruptcy Proceeding against the Borrower or any Guarantor. At any Bankruptcy Proceeding, if all Senior Indebtedness has not been finally paid in full at the time, the Agent, in addition to all other rights set forth in this Agreement, is hereby authorized, which authorization shall be irrevocable except upon the express written waiver of the Agent, at any such meeting or any such proceeding: (i) to evidence claims comprising the Subordinated Indebtedness either in its own name, the name of the Subordinated Creditor, by proof of debt, proof of claim, suit or otherwise, following notice from the Agent to the Subordinated Creditor of a requirement to evidence any such claim and the failure on the part of the Subordinated Creditor to take any required action within 10 Business Days following such notice or any shorter period as may be necessary to protect such claim (ii) to vote claims comprising the Subordinated Indebtedness to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension; and (iii) to collect any assets or securities or distributed securities (other than equity securities of the Borrower received by the Subordinated Creditor pursuant to the Conversion) issued on account of the Subordinated Indebtedness until such time as the Senior Indebtedness has been paid in full.

          (c) If the Borrower or any Guarantor shall become subject to a proceeding under the Bankruptcy Code and if the Agent desires (i) to permit the Borrower or any Guarantor, under either Section 363 or Section 364 of the Bankruptcy Code, to use cash collateral in the ordinary course of its business, including without limitation, to make any permitted payments on the Senior Indebtedness and/or (ii) to provide financing to the Borrower or any Guarantor to be used in the ordinary course of its business, the Subordinated Creditor agrees as follows: (A) adequate notice to the Subordinated Creditor shall be deemed to have been given to Subordinated Creditor if the Subordinated Creditor receives notice two (2) Business Days prior to the entry of the order approving such financing, and (B) no objection will be raised by the Subordinated Creditor to any such financing on the ground of a failure to provide "adequate protection" for the Subordinated Creditor' junior Lien on the security provided the Subordinated Creditor retains a Lien on and security interest in the post-petition security to the extent and with the same priority as existed prior to the commencement of the Bankruptcy Proceeding. Notwithstanding anything to the contrary contained herein, the Subordinated Creditor shall be entitled to assert a claim pursuant to Section 507(b) of the Bankruptcy Code. For purposes of this Section, notice of a proposed financing or use of cash collateral shall be deemed given when given, in the manner prescribed by this Agreement, to the Subordinated Creditor or its counsel.

     8.  LIENS PROHIBITED.

         The Subordinated Indebtedness shall at all times during the term hereof remain unsecured.

         In furtherance of the foregoing, the Subordinated Creditor agrees that, within five (5) Business Days following the Agent's written request therefor, the Subordinated Creditor will execute, deliver and file any and all termination statements, mortgage discharges, Lien releases and other agreements and instruments as the Agent reasonably deems necessary or appropriate. Furthermore, the Subordinated Creditor hereby irrevocably appoints each of the Agent, and its respective successors and assigns, and its respective officers, with full power of substitution, the true and lawful attorney(s) of the Subordinated Creditor for the purpose of effecting any such executions, deliveries and filings if and to the extent that the Subordinated Creditor shall have failed to perform such obligations pursuant to the foregoing provisions within such five
(5) Business Day period, which power of attorney shall be deemed to be coupled with an interest.

     9. AGENT'S FREEDOM OF DEALING. Without affecting the rights of the Agent hereunder, and except as otherwise set forth herein, the Subordinated Creditor agrees and consents: (a) to waive, and does hereby waive, any and all notice of the receipt and acceptance by the Agent of this Agreement or of the creation, renewal, extension or accrual of any of the Senior Indebtedness, present or future, in whole or in part, by any of the Lenders or of the reliance by the Agent and/or the Lenders on this Agreement at any time; and (b) with respect to the Senior Indebtedness and any and all collateral therefor or guaranties thereof, that the Borrower, the Agent and the Lenders may agree to increase the amount of the Senior Indebtedness (subject, however, to the limitation on Senior Indebtedness set forth in the first sentence of Section 2 hereof) or otherwise modify the terms of any of the Senior Indebtedness, and the Agent may grant extensions of the time of payment or performance to and make compromises, including releases of collateral or guaranties, and settlements with the Borrower and all other Persons, in each case without the consent of the Subordinated Creditor or the Borrower and without affecting the agreements of the Subordinated Creditor or the Borrower contained in this Agreement; and (c) to waive, and does hereby waive, all presentment for payment, protest and notice of nonpayment and protest of negotiable or other instruments to which the Subordinated Creditor may be a party.

     10. MODIFICATION OR SALE OF THE SUBORDINATED INDEBTEDNESS. The Subordinated Creditor will not, without the prior written consent of the Agent, at any time while this Agreement is in effect, modify in any material respect any of the terms of the Subordinated Debenture or the Subordinated Debenture Purchase Agreement; provided that the following amendments or modifications shall be deemed to be per se material modifications and to require the prior written consent of the Agent.

     (i) any increase in the principal amount of the Subordinated Indebtedness;

     (ii) any shortening of the maturity of the Subordinated Indebtedness (including by way of acceleration) or any change in any of the payment provisions, if any, or any other alteration of the repayment provisions of the Subordinated Indebtedness in any respect;

     (iii) any increase in the interest rate, fees or premium applicable to the Subordinated Indebtedness;

     (iv) any change in any of the subordination provisions, including, without limitation, any further subordination of the Subordinated Indebtedness to any other indebtedness;

     (v) the requirement of any lien or other security for, or guaranty of, the Subordinated Indebtedness;

     (vi) any change in any Subordinated Document which could materially increase the Subordinated Creditor's rights or could adversely affect the Agent or the Borrower or the rights and remedies of the Agent against the Borrower.

The Subordinated Creditor shall not sell, transfer, pledge, assign, hypothecate or otherwise dispose of any or all of the Subordinated Indebtedness to any Person, PROVIDED, HOWEVER that assignments of the Subordinated Indebtedness to an Affiliate of the Subordinated Creditor shall be permitted so long as such Affiliate of the Subordinated Creditor has in a writing, satisfactory in form and substance to the Agent, become a party hereto and succeeded to the rights and is bound by all of the obligations of the Subordinated Creditor hereunder (and in the event the Affiliate shall be a charitable trust, evidence reasonably satisfactory to the Agent that the charitable trust may become a party hereto without contravening the terms of said charitable trust). In the case of any such disposition by the Subordinated Creditor, the Subordinated Creditor will notify the Agent at least 10 days prior to the date of any of such intended disposition.

     11. BORROWER'S OBLIGATIONS ABSOLUTE. Nothing contained in this Agreement shall impair, as between the Borrower and the Subordinated Creditor, the obligation of the Borrower to pay to the Subordinated Creditor all amounts payable in respect of the Subordinated Indebtedness as and when the same shall become due and payable in accordance with the terms thereof, or prevent the Subordinated Creditor (except as expressly otherwise provided in this Agreement) from exercising all rights, powers and remedies otherwise permitted by the Subordinated Documents and by applicable law upon a default in the payment of the Subordinated Indebtedness or under any Subordinated Document, all, however, subject to the rights of the Agent as set forth in this Agreement.

     12. SUBROGATION. Subject to the final payment in full of all Senior Indebtedness, the Subordinated Creditor shall be subrogated to the rights of the Agent and holders of the Senior Indebtedness to receive payments or distributions of assets of the Borrower made on account of the Senior Indebtedness until the Subordinated Indebtedness shall be paid in full. For the purposes of such subrogation, no payments or distributions to the Agent or the holders of the Senior Indebtedness of any cash, property or securities to which the Subordinated Creditor would be entitled except for the provisions of this Agreement, and no payment over pursuant to the provisions of this Agreement to the Agent or the holders of the Senior Indebtedness by the Subordinated Creditor, shall as between the Borrower and the creditors of the Borrower, other than the Agent and the holders of the Senior Indebtedness and the Subordinated Creditor, be deemed to be a payment by the Borrower to or on account of Senior indebtedness.

     13. MARSHALLING. Neither the Agent nor the Lenders shall be under any obligation to marshall any assets in payment of any or all of the Senior Indebtedness. The Subordinated Creditor further waives any and all rights with respect to marshaling.

     14. TERMINATION OF SUBORDINATION. This Agreement shall continue in full force and effect, and the obligations and agreements of the Subordinated Creditor and the Borrower hereunder shall continue to be fully operative, until all of the Senior Indebtedness shall have been paid and satisfied in full in cash and such full payment and satisfaction shall be final and not avoidable. To the extent that the Borrower or any Guarantor or provider of collateral for the Senior Indebtedness makes any payment on the Senior Indebtedness that is subsequently invalidated, declared to be fraudulent (except on account of actual fraud) or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any Bankruptcy Proceeding (such payment being hereinafter referred to as a "Voided Payment"), then to the extent of such Voided Payment, that portion of the Senior Indebtedness that had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made. In the event that a Voided Payment is recovered from the Agent or any Lender, an Event of Default shall be deemed to have existed and to be continuing under the Loan Agreement from the date of the Agent's or such Lender's initial receipt of such Voided Payment until the full amount of such Voided Payment is restored to the Agent and/or such Lender. During any continuance of any such Event of Default, this Agreement shall be in full force and effect with respect to the Subordinated Indebtedness. To the extent that the Subordinated Creditor has received any payments with respect to the Subordinated Indebtedness subsequent to the date of the Agent's or such Lender's initial receipt of such Voided Payment and such payments have not been invalidated, declared to be fraudulent or preferential or set aside or required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, the Subordinated Creditor shall be obligated and hereby agrees that any such payment so made or received (other than equity securities of the Borrower received by the Subordinated Creditor pursuant to the Conversion) shall be deemed to have been received in trust for the benefit of the Agent and/or such Lender to the same extent as is provided under Section 5 hereof, and the Subordinated Creditor hereby agrees to pay to the Agent, upon demand, the full amount so received by the Subordinated Creditor during such period of time to the extent necessary fully to restore to the Agent and/or such Lender the amount of such Voided Payment. Upon the payment and satisfaction in full in cash of all of the Senior Indebtedness, which payment shall be final and not avoidable, this Agreement will automatically terminate without any additional action by any party hereto.

     15. NOTICES. All notices and other communications which are required and may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient and effective in all respects if given in writing or telecopied, delivered or mailed by registered or certified mail, postage prepaid, as follows:


     (a)  If to the Agent:

               Fleet National Bank
               One Federal Street
               Boston, Massachusetts  02109
               Attention:     Thomas W. Davies, Senior Vice
               President
               Telecopy: 617) 346-1633

          With a copy to:

               Hinckley, Allen & Snyder
               28 State Street
               Boston, Massachusetts  02109
               Attention:     Malcolm Farmer III, Esquire
               Telecopy: (617) 345-9020

     (b)  If to the Subordinated Creditor:

               Emerson Electric Co.
               8000 West Florissant
               P.O. Box 4100
               St. Louis, Missouri 63136
               Attention:  H.M. Smith
               Telecopy:  (314) 553-3713

          With a copy to:

               Bryan Cave, LLP
               One Metropolitan Square
               211 North Broadway, Suite 3600
               St. Louis, Missouri 63102
               Attention:     James L. Nouss, Jr., Esquire
               Telecopy:  (314) 259-2020

     (c)  If to the Borrower:

               PCD Inc.
               2 Technology Drive
               Peabody, Massachusetts 01960-7977
               Attention:     President
               Telecopy: (978) 532-6800

          With a copy to:

               Hill & Barlow
               One International Place
               Boston, Massachusetts 02110-2607
               Attention:  Thomas C. Chase, Esquire
               Telecopy: (617) 428-3500

or such other address or addresses as any party hereto shall have designated by written notice to the other parties hereto. Notices shall be deemed given and effective upon the earlier to occur of
(i) the third day following deposit thereof in the U.S. mail or
(ii) receipt by the party to whom such notice is directed.

     16.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND
INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF
MASSACHUSETTS AND SHALL BE A SEALED INSTRUMENT UNDER SUCH LAWS.

     17. WAIVER OF JURY TRIAL. THE SUBORDINATED CREDITOR, THE AGENT, AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, THE AGENT, THE SUBORDINATED CREDITOR AND THE BORROWER HEREBY WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE SUBORDINATED CREDITOR, THE AGENT AND THE BORROWER
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

      18. WAIVER. Except as otherwise provided herein, no waiver shall be deemed to have been made by the Subordinated Creditor or the Agent of any of its respective rights hereunder unless the same shall be in writing and duly signed by its duly authorized officers and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the Subordinated Creditor or the Agent in any other respect at any time. No executory agreement shall be effective to change or modify or to discharge, in whole or in part, this Agreement, unless such executory agreement is in writing and duly signed by the duly authorized officers of the Agent, or the Subordinated Creditor, as the case may be.

     19. SPECIFIC PERFORMANCE. The Subordinated Creditor and the Agent agree that each shall be authorized to demand specific performance of the provisions set forth in this Agreement, whether or not the Borrower shall have complied with the provisions hereof applicable to it, at any time when the other shall have failed to comply with any such provision hereof applicable to it. Each of the Agent and the Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance brought in any action relating hereto. The Subordinated Creditor further waives all demands and notices (except any such demand or notice required to be given by the terms of this Agreement) in connection with the exercise of the Agent's rights hereunder and assents (except as may be otherwise provided herein) to any renewal, extension or postponement of the time of payment of Senior Indebtedness or any indulgence with respect thereto, any substitution, exchange or release of collateral for or any guaranty of the Senior Indebtedness and to the addition or release of any Person primarily or secondarily liable thereon; and agrees to the provisions of any instrument, security or other writing, evidencing Senior Indebtedness.

     20. COSTS AND EXPENSES. The Borrower agrees to pay to the Agent on demand all expenses of every kind, including reasonable attorneys' fees, which the Agent or any Lender may incur in enforcing or endeavoring to enforce any of its rights hereunder.

     21. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     22. MISCELLANEOUS. This Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against which enforcement is sought. The Agent may, in its sole and absolute discretion, waive any provisions of this Agreement benefiting the Agent; provided, however, that such waiver shall be effective only if in writing and signed by the Agent and shall be limited to the specific provision or provisions expressly so waived. This Agreement shall be binding upon the successors and assigns of the Agent, the Subordinated Creditor and the Borrower and shall inure to the benefit of the Agent, the Agent's successors and assigns, any lender or lenders refunding or refinancing any of the Senior Indebtedness and their respective successors and assigns, but shall not otherwise create any rights or benefits for any third party. In the event that any lender or lenders refund or refinance any of the Senior Indebtedness, such refunding or refinancing shall be substantially on the same terms and conditions as provided in the Financing Documents, (as the same are permitted to be modified by the terms of Section 9 hereof), and this Agreement shall be amended to the extent necessary to reflect the agreements and instruments in favor of such lender or lenders and to the related definitions contained therein.

             (Signatures appear on the next page)

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Witness:                      PCD Inc.


 /s/ David Horne              By: /s/ John L. Dwight Jr.
-------------------              ---------------------
 David Horne                     John L. Dwight Jr.
                                 Chairman of the Board,
                                 President and Chief
                                 Executive Officer


Witness:                      Emerson Electric Co.


                              By: /s/ J. D. Switzer
-------------------              --------------------
                                 J. D. Switzer
                                 Senior Vice President - Development


Witness:                      Fleet National Bank, as Agent for
                              itself and the other Lenders

 /s/ Christopher Nelson       By: /s/ Thomas W. Davies
-----------------------          ---------------------
 Christopher Nelson              Thomas W. Davies
                                 Senior Vice President